UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

TRIG ACQUISITION 1, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-4406

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Trig Acquisition 1, Inc. (the “Company”), on October 24, 2012 (the “Original 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Original 8-K.  Only Items 1.01, 2.01, 5.02 and 9.01 have been amended and restated in this Amendment.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On October 18, 2012 (the “Closing Date”), Trig Acquisition 1, Inc. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) Grilled Cheese, Inc., a California corporation, (“Grilled Cheese”), (iii) GCT, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“GCT”); (iv) David Danhi, the majority shareholder of Grilled Cheese (“Majority Shareholder”) and (v) Michelle Grant, the minority shareholder of Grilled Cheese (“Minority Shareholder”, together with the Majority Shareholder, the “Grilled Cheese Shareholders”). Pursuant to the terms of the Exchange Agreement: (1) the Majority Shareholder transferred to GCT all of the shares of Grilled Cheese held by such shareholder in exchange for the issuance of 4,275,000 shares of the Company’s common stock, par value $.001 per share (each a “Share” and collectively, the “Common Stock”); and (2) the Minority Shareholder transferred all of the shares of Grilled Cheese held by the Minority Shareholder in exchange for $500,000 and 845,000 shares of the Company’s Common Stock (the “Share Exchange”).

The issuance of the Company’s common stock to the GCT shareholders as well as the payment of $500,000 to the Minority Shareholder was accounted for as a recapitalization rather than a business combination. The $500,000 cash payment was recorded as a reduction of additional paid-in-capital during the 4th quarter of 2012.

The foregoing descriptions of the terms of the Exchange Agreement are qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Grant Registration Rights Agreement

In conjunction with the Share Exchange, the Company and the Minority Shareholder entered into a registration rights agreement (“Grant Registration Rights Agreement”). Pursuant to the Grant Registration Rights Agreement, the Company will register the 845,000 shares issued to the Minority Shareholder in the Share Exchange on any registration statement that the Company files in conjunction with the Private Placement Offering, as further discussed below.

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The foregoing descriptions of the terms of the Grant Registration Rights Agreement are qualified in its entirety by reference to the provisions of the Grant Registration Rights Agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Private Placement Offering

On October 18, 2012, the Company completed an initial closing (the “Initial Closing”) of a “best efforts” private offering of up to $5,000,000 (the “Offering”) of Units (as defined below) with a group of accredited investors (the “Purchasers”) for total gross proceeds to us of $1,050,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers units consisting of (i) 10% Convertible Senior Secured Notes (the “Notes”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares” and together with the Notes and the Warrants, the “Securities”) of our Common Stock at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $25,000, and Warrants to purchase 12,500 Shares (the “Units”).

Notes

The Notes accrue interest at a rate of 10% on the aggregate principal amount, payable on the third anniversary of the issue date (the “Maturity Date”) if not converted prior to the maturity date. The Notes are subject to (i) an optional conversion into shares of the Company’s Common Stock at the note holder’s (the “Holder”) election following the date upon which the Company’s Registration Statement (hereinafter defined) is declared effective with the Securities and Exchange Commission (the “SEC”) or (ii) a mandatory conversion thirty-six (36) months from the date of issuance. The shares of Common Stock issuable upon conversion of the Notes shall equal: (i) the principal amount of the Note and the accrued interest thereon (assuming the Company elects to pay the interest in shares of Common Stock) divided by (ii) $1.00.

Warrants

The Warrants are exercisable for an aggregate of 525,000 shares of the Company’s Common Stock. The Warrants are exercisable for a period of three years from the original issue date. The exercise price with respect to the Warrants is $2.00 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The Company accounts for the beneficial conversion feature (“BCF”) and warrant valuation in accordance with FASB ASC 470-20, Debt with Conversion and Other Options. The Company records a BCF feature related to the issuance of convertible debt that have conversion features at fixed rates that are in-the-money when issued and the fair value of warrants issued in connection with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to warrants, based on their relative fair value, and as a reduction to the carrying amount of the convertible debt equal to the intrinsic value of the conversion feature. The discount recorded in connection with the BCF and warrant valuation is recognized as non-cash interest expense and is amortized over the term of the convertible note. The Company recorded $.01 million for the calculated fair value of the warrants and BCF, in conjunction with the notes issued on October 18, 2012.

Registration Rights Agreement

In connection with the sale of the Units, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) on October 18, 2012 with the Purchasers, pursuant to which we agreed to register all of the shares of our Common Stock underlying the Notes and the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 60 calendar days following the final closing date of the Offering and to use our best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days following the closing date of the Offering.

The foregoing descriptions of the terms of the Subscription Agreement, the form of Note, the form of Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.2, 4.1, 4.2, and 10.3 respectively, to this Report, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On October 18, 2012, we acquired Grilled Cheese pursuant to the Exchange Agreement. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, on October 18, 2012, the Company acquired Grilled Cheese in a merger transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the such Exchange Act upon consummation of the transaction.

Since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises after the acquisition of Grilled Cheese, except that information relating to periods prior to the date of the reverse acquisition only relate to Grilled Cheese unless otherwise specifically indicated.

Information in response to this Item 2.01 below is keyed to the items numbers of Form 10.

ITEM 1.	DESCRIPTION OF BUSINESS

Business Overview

Grilled Cheese, Inc. is a food truck operation that sells various types of gourmet grilled cheese and other comfort foods in the Los Angeles, California area. We currently make multiple stops per week at prearranged locations. The food preparation occurs at our commissary which supports streamlined operations within the truck by limiting assembly and grilling, allowing the truck to achieve maximum revenues per hour and delivering melts, tots, soups and sides efficiently to our customers. Our business model includes the use of social media and location booking to attract customers to the truck’s various locations. Our website, www.grilledcheesetruck.com always lists the upcoming schedule identifying where the truck will be stopping.

We are capitalizing on the burgeoning food truck industry through our established food service operations and unique social media strategy. We believe our social media strategy is unique within the food truck industry as we utilize social media to announce and notify our followers where and when the truck will be at any moment and get up-to-the-minute updates on specials, new menu items and location changes. We also utilize social media to get immediate customer feedback on menu items and the dining experience. Based on our social media strategy, the truck was listed as the 3rd most influential “tweeter” in Los Angeles, just behind the LA Times and LA Weekly, according to WeFollow.com. Driving our growth, we have received national media visibility and a robust fan base of nearly 100,000 followers on Twitter and Facebook. Revenue decreased by approximately 12% for the nine months ended September 30, 2012, as compared to the period ended September 30, 2011, because we strategically decided to focus on customer service and placed our food trucks in private self-contained venues such as catering events, private parties and office parks rather than densely publically populated business locations. We have, however, established significant brand presence and achieved operating margins of approximately 35% for the nine months ending September 30, 2012, as compared to the period ending September 30, 2011. Our co-founder, David Danhi is an experienced chef and food industry entrepreneur.

We generate revenue from sales through company-owned food trucks in southern California and intend to expand nationally and generate revenue from future franchise sales, royalties based on a percentage of sales by franchisees and sales of food products to our franchisees. In addition to our future franchise operations we intend to expand and increase the number of company-owned trucks, brick and mortar restaurants, and operations within sports venues, airports and high profile special events throughout the United States and internationally.

Our Corporate History and Background

TRIG Acquisition 1, Inc. was incorporated in the State of Nevada on December 31, 2009 as GSP-1, Inc. The Company was formed as a vehicle to pursue a business combination. On July 6, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name from “GSP-1, Inc.” to “TRIG Acquisition 1, Inc.”

From inception until the closing of the Share Exchange, we solely existed as a vehicle to pursue a business combination. As a result of the Share Exchange, we have ceased our prior operations and, through our wholly-owned subsidiary, Grilled Cheese, Inc., now operate as a food truck franchisor, specializing in grilled cheese.

On February 1, 2011, the Company sold 250,000 shares of Series A Convertible Preferred Stock, par value of $0.001 per share, for $125,000 cash ($0.50/share sales price) and paid offering cost of $6,842. On February 15, 2011, the Company sold 150,000 shares of Series A Convertible Preferred Stock, par value of $0.001 per share, for $75,000 cash ($0.50/shares sales price). In accordance with the terms of the Series A Preferred Stock, these shares automatically converted into common stock with the same rights on February 1, 2012 and February 15, 2012, respectively. On July 5, 2012, these shareholders agreed to sell back to the Company the 400,000 shares of Common Stock that they were received from the conversion of Series A Preferred Stock in exchange for 12% Senior Secured Notes.

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On July 9, 2012, the Company completed a bridge financing for $512,500 principal amount of 12% Senior Secured Notes (the “Bridge Notes”). The Bridge Notes have a maturity date of April 8, 2013 (the “Maturity Date”) and bear interest at twelve percent (12%) per annum, payable on the last day of every fiscal quarter commencing June 30, 2012 and continuing through the Maturity Date. On the final closing of the Offering, the Bridge Notes will convert into shares of the Company’s common stock at a price equal to 33.3% of the conversion price of the Notes.

Upon the conversion of the Bridge Notes, the Company will issue common stock of the Company and reduce the note payable balance, accrued interest through the date of the conversion and accelerate the remaining debt discount. The conversion price will be $0.33 per share or 33 1/3% of the closing price of the Offering.

On August 27, 2012, the Company entered into a subscription agreement with private investors under a private placement offering of shares of the Company’s Common Stock. An aggregate of 322,500 shares of Common Stock were sold in the private placement offering at a purchase price of $0.50 per share for gross proceeds to the Company of $161,250.

Grilled Cheese, Inc. was a privately held California S corporation, incorporated in the State of California on September 18, 2009.

Material Agreements

Trilogy Capital Stock Purchase Agreement

On April 12, 2012, the Company executed a stock purchase agreement with Trilogy Capital Partners, Inc. (“Trilogy Capital”) and Robert Lee, one of our Directors. Pursuant to the stock purchase agreement, the Company sold (i) 1,000,000 shares of its Common Stock at a price of $0.001 per share to Trilogy Capital, and (ii) 1,000,000 shares of its Common Stock, at a price of $0.001 per share to Robert Lee. The Company received proceeds of $2,000 and will use the net proceeds for general corporate purposes. Our former Chief Executive Officer and one of our current Directors, A.J. Cervantes, owns a 100% equity interest in Trilogy Capital.

Cohen Advisory Agreement

On June 15, 2012, the Company entered into an advisory agreement with Richard M. Cohen Consultants, Inc. (the “Advisor”). The parties agreed that from June 15, 2012 until June 14, 2013, the Advisor would perform advisory and consulting services for the Company. The Company will pay the Advisor $120,000, consisting of: (i) $60,000 of shares of the Company’s Common Stock to be based on the per share price of the Common Stock sold in the Offering, and (ii) $60,000 of cash to be paid in monthly payments of $5,000 pursuant to the terms of the agreement. The agreement may be terminated by the Company for cause, as defined in the agreement. Richard M. Cohen is also the Chairman of Chord Advisors LLC (“Chord”) and David Horin, our Chief Financial officer, is the President of Chord.

TRIG Capital Advisory Agreement

On July 16, 2012, the Company entered into an advisory agreement (the “TRIG Capital Advisory Agreement”) with TRIG Capital Group, LLC (“TRIG Capital”). Pursuant to the TRIG Capital Advisory Agreement, TRIG Capital will provide the Company with foreign and domestic marketing services, management advice and support regarding operations, administrative services, and assist with business development as required by the Company. In addition, TRIG Capital will assist management in establishing its franchising operations and assisting in the sale of these franchises. Under the TRIG Capital Advisory Agreement, TRIG Capital may engage third parties reasonably acceptable to the Company to assist in its efforts to satisfy the terms of the Agreement, but TRIG Capital shall be liable for any such payments made to third parties engaged by TRIG Capital.

As compensation for such services, the Company granted TRIG Capital a warrant to purchase 1,800,000 shares of Common Stock of the Company (the “TRIG Warrant”). The TRIG Warrant is exercisable until July 16, 2017, with an exercise price of $2.00 per share, or may be exercised on a cashless basis. In addition to the warrant, the Company will pay TRIG Capital a cash bonus of ten (10%) percent of the purchase price of any franchises that TRIG Capital may sell on behalf of the Company after completion of the Share Exchange for a period of five (5) years. Additionally, TRIG Capital will receive a monthly fee of $7,000 on the last day of each month for a period of no less than 18 months.

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Trilogy IR Agreement

On July 16, 2012 the Company entered into an investor relations agreement (the “Investor Relations Agreement”) with Trilogy Capital Partners, Inc. (“Trilogy”). The parties agreed to an eighteen (18) month contract, whereby Trilogy will provide the Company with the services to develop and implement a proactive financial communications program designed to increase the investor awareness of the Company in the investment community. In addition, Trilogy will assist the Company in preparing and disseminating investor relations documents, materials, and Company presentations, including press releases, online communications, and the Company’s website.

The Company will pay Trilogy $10,000 per month for these services. In addition, the Company paid Trilogy $25,000 as an engagement fee. Additionally, the Company paid Trilogy $40,000 upon the consummation of the Initial Closing of the Offering and will pay an additional $40,000 at or before the final closing of the Offering.

Villard Advisory Agreement

On July 16, 2012, the Company entered into an advisory agreement (the “Villard Advisory Agreement”) with Dmitri Villard (the “Advisor”). The parties agreed that from July 1, 2012 until June 30, 2013, the Advisor would perform advisory services for the Company, as well as serving as member of the Company’s board of directors (the “Board”). The Advisor will devote, on a non-exclusive basis, the necessary time, energy and efforts to the business of the Company and to use his best efforts and abilities to faithfully and diligently promote the Company’s business interests. The Company will pay the Advisor $45,000, consisting of: (i) $22,500 of shares of the Company’s Common Stock to be issued equally on a monthly basis pursuant to the terms of the Villard Advisory Agreement, and (ii) $22,500 of cash to be paid in monthly payments of $1,875 pursuant to the terms of the Villard Advisory Agreement.

Grandview Capital Advisory Agreement

On July 16, 2012, the Company entered into an advisory agreement (the “Grandview Advisory Agreement”) with Grandview Capital Partners, Inc. (“Grandview”). Pursuant to the Grandview Advisory Agreement, Grandview will provide the Company primarily with assistance and advice in seeking out a potential merger or acquisition partner or target.

The Company will pay Grandview $10,000 per month for a period of 18 months. In the event that the Company enters into any transaction involving a sale of the Company or the sale of any substantial or material assets within 36 months of the date of the Grandview Advisory Agreement, Grandview will receive a fee between two (2%) and ten (10%) percent of the total transaction, depending on the transaction value, as defined in the Grandview Advisory Agreement. Additionally, the Company will pay Grandview a cash success fee of $40,000 upon the consummation of the Initial Closing of the Offering and will pay an additional cash success fee of $40,000 at or before the final closing of the Offering.

Clark Group Agreement

On August 15, 2012, the Company entered into an agreement (the “Clark Group Agreement”) with Wesley K. Clark & Associates, LLC (the “Clark Group”). The agreement commenced (the “Commencement Date”) upon the completion of the Share Exchange and will continue for a period of two years.

Pursuant to the Clark Group Agreement, General Wesley K. Clark will serve as Vice Chairman and Senior Veterans Advisor of the Company and Wesley Clark, Jr. will act as the Director of Veteran Operations. Prior to the Commencement Date, the Company paid the Clark Group a $10,000 monthly consultation fee. Following the Commencement Date, the Company will pay the Clark Group $200,000 per year. The Company will also execute a warrant agreement providing Clark Group with the right to purchase up to 500,000 shares of the Company’s common stock (the “Clark Warrants”) at an exercise price anticipated to be $1.00 per share. The Clark Warrants will be exercisable on the following basis: (i) 100,000 Warrants following the execution of the first 25 veteran franchise agreements; (ii) 100,000 Warrants following the execution of the next 25 veteran franchise agreements; (iii) 100,000 Warrants following the execution of the next 25 veteran franchise agreements; and (iv) 200,000 Warrants following the execution of the next 25 veteran franchise agreements.

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General Clark will supervise the development and implementation of recruitment and “vetting” for prospective veteran franchisees. Wesley Clark, Jr.’s responsibilities will be the supervision and administration of the selection process for prospective veteran franchisees, working directly with, and reporting to, Wesley Clark, Sr. in the execution of that process.

Chord Advisors Agreement

On August 15, 2012, the Company entered into an agreement (the “Chord Agreement”) with Chord. Pursuant to the Chord Agreement, Chord will provide the Company with comprehensive outsourced accounting solutions. The Company will pay Chord $6,250 per month for a period of 12 months. In addition, on September 1, 2012, the Company granted Chord 100,000 warrants with a term of three (3) years and an exercise price of $2.00. Our Chief Financial Officer, David Horin, is the President of Chord.

PBNJ Advisory Agreement

On October 18, 2012, the Company entered into an advisory agreement (the “PBNJ Advisory Agreement”) with PBNJ Advisors, Inc. (“PBNJ”).  The parties agreed that from September 1, 2012 until August 31, 2013, PBNJ will perform independent advisory and consulting services for the Company.  The Company will pay PBNJ: (1) $24,000 of cash annually, to be payable in $2,000 installments on the last day of each month; and (2) 18,000 shares of Common Stock of the Company. The agreement may be terminated by the Company for cause, as defined in the agreement.

Our Industry

Once commonplace only in big cities of the eastern and western United States, food trucks recently have evolved to be found in both urban and rural areas. Traditionally, the food truck provided a means for the on-the-go person to grab a quick bite at a low cost. Food trucks today are not only sought out for their affordability, but as well for their gourmet fare and their popularity continues to rise. Due to a combination of economic and technological factors combined with "street food" being "hip" or "chic," there has been a rise in food trucks in the United States in recent years.

Mobile food trucks have been prevalent for many years principally serving construction sites and other blue collar professions. In recent years the food truck resurgence was fuelled by a combination of post-recessionary factors. Due to periodic contraction of the construction there has been a surplus of food trucks. Rather than basic food fare, innovative chefs like David Danhi, who had previously operated from high-end restaurants, brought gourmet food to the street and led to the success of the current food trucks. Gourmet trucks’ menus run the gamut of varied cuisines. Often focusing on limited but creative dishes at reasonable prices, they offer customers a chance to experience food they otherwise may not. Finding a niche seems to be a path to success for most trucks. While one truck may specialize in burgers, another may serve only lobster rolls.

Our Business Strategy

Our founder and CEO, Dave Danhi, is an experienced chef in Los Angeles with over 30 years of experience in the industry. After entering the 7th Annual Grilled Cheese Invitational in 2009, he realized there was potential demand for high-quality gourmet grilled cheese sandwiches. He began laying the groundwork for a truck specializing in delivering his concept to mainstream consumers. Over the next six months, Mr. Danhi secured a partner and started his research and development of the menu, design, business structure and all other facets of opening the first Grilled Cheese Truck. From the beginning, Mr. Danhi drove awareness using social media channels, letting people know the progress of the menu and the truck being built. The concept became increasingly popular through these channels, with over 2,500 followers on Twitter before the truck design had been finalized.

Once launched, the truck consistently experienced long lines of patrons waiting to try the Grilled Cheese Truck’s signature Melts. As a result, various local media channels in the Los Angeles metropolitan area began to notice the trend and ran segments on the truck. Within a year, the truck was listed as the “most influential food truck in the country” by Klout.com and listed as the 3rd most influential “tweeter” in Los Angeles, just behind the LA Times and LA Weekly, according to WeFollow.com. A second truck was added to the streets within 6 months of the first truck, to accommodate strong demand. The trucks continue to receive various accolades from the industry, including the LA Times Reader’s Choice Award for Best Food Truck in 2011.We believe there are significant opportunities for our Company to grow based on the following strategies:

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•	Aggressively pursuing franchise opportunities. Our mission is to quickly develop over 100 franchised Grilled Cheese Trucks in designated major markets after raising sufficient capital to support nation-wide franchise operations. We anticipated the initial start up-capital investment for each franchise is less than $50,000 in liquid assets. This equates to a low cost entry point within the quick serve restaurant (“QSR”) sector of the restaurant industry.

•	Enhancing sales margins and profitability.
o	Current operating margins with two trucks, based on the last two years of audited financials, averages 25% with no volume buying discounts.
o	We believe that the expansion of volume producing distribution outlets will enable us to negotiate purchase contracts with suppliers for a costs-of-goods sold (“COGS”) average at or below 25%. While we are in preliminary discussion with suppliers, we have not finalized any purchase contracts.
o	Throughout the initial rollout, we intend to provide to the franchise system a quality controlled COGS at a markup to the franchisee that is well within the franchisee’s operating budget.

o	We also intend on deploying a new food truck design as we roll-out the franchise business model. Our existing vehicles are averaging less than 10 miles to the gallon and require the engine to run to support the kitchen equipment used onboard the truck. New trucks will be less expensive to operate in both fuel economy and maintenance. While we are in preliminary discussion with suppliers, we have not finalized any purchase contracts.
o	We expect our new trucks will get close to double the gas mileage and will have “green energy” alternatives to run auxiliary power, potentially bio diesel that is created from recycling the frying oils used on the trucks. New trucks will also have factory warranties. While we are in preliminary discussion with suppliers, we have not finalized any purchase contracts.

•	Increasing the number of food trucks.
o	Due to our extensive social media presence and loyal followers on Facebook and Twitter, when one of our current trucks makes a food stop they are quickly overwhelmed with customers and it is common to have longer than a 1 hour waiting line to place a food order.
o	Adding multiple trucks to the market will increase the speed in which a product is sold and eliminate walk-a-way customers that leave because the line is so long.
o	More food trucks will provide a better customer experience and enable the company to further expand its brand identity with bright “Cheesy” yellow trucks on the streets in major cities.

The franchise business model

On conclusion of the Share Exchange and the final closing of the Offering, we will commence preliminary operations as a franchisor in addition to our operation as a successful purveyor of food pursuant to a food truck business model. Our franchise operations are still in development and we intend to refine our franchise operations with test marketing in Phoenix, Arizona beginning in the first quarter of 2013. As a franchisor, we will generate revenues through franchise fees, the sale of food and supplies as well as ongoing royalties. Our business model calls for the sale of 50 to 100 franchises in the first twelve months following completion of the contemplated Offering and the Share Exchange, although there are no assurances that we will reach this objective. We are currently researching initial franchise markets to include the states of Arizona, Illinois and Michigan. Strict guidelines will be placed on the geographic locations franchise trucks will be permitted to operate. Additionally, our franchises will be required to comply with customer service standards consistent with franchise Quick Service Restaurant (QSR) operating practices.

Our initial franchise marketing plan will focus on military veterans who seek opportunities as small business owners with low capital entry, an established brand, geographic exclusivity (determined on a case-by-case basis in each city) and a universally appealing product line. The sale of the first 100 franchises will be principally targeted toward U.S. veterans, although investors investing $250,000 or more in the Offering will also be allowed to purchase a franchise in this initial round. We have had preliminary discussions with financing sources as we intend to develop a program to assist prospective franchisees in securing the financing necessary to acquire a Grilled Cheese Truck franchise. It is our goal to provide this financing assistance in the first quarter of 2013. The expenditure for developing a finance program for franchises is not expected to be material.

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Franchise costs

Four Wheel - Mobile Grilled Cheese Truck

We expect the first 100 franchisee owners will be US veterans or investors of $250,000 or more in the Offering. As part of the opportunity, franchisees will pay an initial franchise fee and be required to purchase, finance or lease a pre–specified and fully equipped mobile food truck. Additional costs not included in the initial franchise fee or equipment purchase include: owner/operator training costs and related travel expense; initial inventory; grand opening advertising and promotional marketing expense; local business licenses and permits; home office business equipment and expenses; and working capital reserves.

Besides the initial costs, there will also be franchises costs and ongoing expenses, which we are in the process of formulating and we expect those costs will include:

•	royalty payment based on a percentage of gross sales;
•	cooperative ad fee based on a percentage of gross sales; and
•	local advertising based on a percentage of gross sales.

The franchisee will also be required to purchase certain cost of goods ingredients and supplies from the Company that include a profit margin for the Company. Our commissaries will be designed to be within a strategic location and proximity of the geographic locations of where our trucks will operate and therefore there should not add significant transportation costs. In addition, Grilled Cheese Truck, as a franchisor, anticipates a markup on all food and supplies. We do not believe that the markup on sales of food and supplies will cause the food truck prices to become overpriced.

Brick and Mortar - Fixed location Grilled Cheese Truck Restaurants

In addition to the initial roll-out of 100 mobile truck franchises, fixed locations are planned to be franchised going forward. We are currently performing research and development for potential locations and anticipate opening our first fixed location in the third quarter of 2013 as a company owned restaurant, which we will use a springboard to franchise fixed locations. Operating a fixed location differs from operating a mobile food truck, although the differences will not be fully known until we finalize our plans for fixed locations, and the initial location will be used to train future operators of franchised fixed locations. The franchisee will also be responsible for the purchase, lease or sublease of real property on terms suitable for the development of an approved Grilled Cheese Truck retail restaurant operation. The tenant improvement costs for a Grilled Cheese Truck restaurant, excluding land and building is estimated at $150,000 to $375,000. Additional costs not included in the initial franchise fee or tenant improvement costs include: owner/operator training costs and related travel expense; initial inventory; grand opening advertising and promotional marketing expense; local business licenses and permits; and working capital reserves.

After these initial costs, ongoing expenses will include:

•	royalty payment based on a percentage of gross sales;
•	cooperative ad fee based on a percentage of gross sales; and
•	local advertising of based on a percentage of gross sales.

The franchisee will also be required to purchase certain cost of goods ingredients and supplies from the company that include a profit margin for the Company. We do not believe that the markup on sales of food and supplies will cause the food truck prices to become overpriced.

The veteran franchise business strategy

A major component of the Grilled Cheese Truck business strategy is the focus on U.S. veterans for its first 100 mobile truck franchise operations, although investors purchasing $250,000 or more in the Offering will also be allowed to purchase a franchise.

Despite their significant skill sets, many returning veterans experience difficulty finding work when returning to civilian life. Since September 11, 2001, it is estimated that approximately 2.7 million U.S. veterans have served in the military with an approximate unemployment rate of 9.2 percent, compared with 7.6 percent of non-veterans, according to the Bureau of Labor Statistics. We believe that many U.S. veterans may have difficulty in finding work, and that U.S. veterans would be interested in starting or buying a new business or considering doing so.

General Clark will supervise the development and implementation of recruitment and “vetting” for prospective veteran franchisees. Wesley Clark, Jr.’s responsibilities will be the supervision and administration of the selection process for prospective veteran franchisees, working directly with, and reporting to, General Clark in the execution of that process.

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Our Strengths

Social media marketing initiatives and media coverage

We have enjoyed significant success using social media. With a base of nearly 100,000 followers, our followers track our whereabouts on Twitter or Facebook. We have become increasingly adept with our social media marketing, running campaigns to support particular efforts including new offerings or events. We believe that we are an influential ‘tweeter’ in Los Angeles and we are currently one of the most followed food trucks on Facebook and Twitter in the world. In fact, we were listed as the 3rd most influential tweeter in LA by WeFollow.com, and as the number 1 most influential food truck in 2010 and 3rd most influential food truck in 2011 by Klout.com.

With the help of social media groups, fans of the Grilled Cheese Truck can find where the truck will be at any moment and get up-to-the-minute updates on specials, new menu items and location changes. We believe these social media initiatives have been a major contributing factor to our success. In particular, we have successfully made its Twitter and Facebook following into a sophisticated direct sales tool, creating a unique business proposition for new franchise owners as the networks drive sales and customers directly to the trucks without the need for more traditional (and expensive) local advertising campaign.

In addition to the success of our social media activities, the Grilled Cheese Truck phenomenon has gained national media attention and can now be seen regularly on television, as many of the segments featuring the Grilled Cheese Truck continue to be re-aired regularly on the Food Network, the Cooking Channel, and Travel Channel. Our media coverage has included local, regional and national coverage including coverage from: the Rachel Ray Show, The Price is Right, ABC Channel 7 (top food truck in Los Angeles), NBC News, Fox News.com, USA Today, Los Angeles Times (best food truck in LA and Southern California), The Cooking Channel, Food & Wine (best grilled cheese in the U.S.), The Travel Channel, Klout.com (top 10 most influential food trucks – 2011), BBC Travel, MSN.com (the best food on wheels), and Zagat Guide.

Gourmet quality food truck recipes from renowned chef

Our high-quality food truck offerings are a result of the creative energies of our CEO, Dave Danhi, who is the founder and culinary force behind the Grilled Cheese Truck. While most of the competition does not have the benefit of unique recipe creations from a chef, Mr. Danhi has been engaged in the restaurant and food business for 30 years, with his melts having appeared on numerous lists, naming them some of the best grilled cheese creations in the industry. Mr. Danhi was the Executive Chef at the now Michelin starred Water Grill restaurant in Los Angeles from 1996 to 1998. From 1990 to 1992, Mr. Danhi was Executive Chef at the Roxbury Supper club in Hollywood. Mr. Danhi has received numerous accolades including the Robert Mondovi Award of Culinary Excellence (naming him one of the country's top rising star chefs in 1994), best restaurant of the year in 1993 by numerous magazines including Bon Appétit, Esquire and Travel and Leisure, and best crab cakes in Los Angeles two years in a row.

With Mr. Danhi’s culinary creative inspiration at the helm of the Grilled Cheese Truck concept, the quality food and long waits for a signature Melt have become part of Los Angeles lore, continuing to spread nationwide through various TV stations, media outlets and print publications.

Products

We serve innovative gourmet grilled cheese melts that are made from the highest quality, seasonal ingredients. The most popular item on the menu is the Cheesy Mac and Rib, which consists of macaroni and cheese, sharp cheddar, BBQ pork, and caramelized onions melted between two slices of French bread. Other popular items include the Brie Melt, Havarti Melt, Caprese Melt, and the Plain and Simple Melt. The menu changes about four times a year, in order to correspond with appropriate seasonal food items and customer’s tastes. Grilled Cheese Truck also serves various side items such as tater tots with a large choice of homemade dipping sauces and homemade tomato soup.

In addition to traditional grilled cheese sandwiches and side dishes, Grilled Cheese Truck also sells dessert-based sandwiches, such as our S’mores Melt, Summer Fruit Cobbler Melt, and Melts with Nutella, peanut butter and/or chocolate.

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Competition

We have positioned the Grilled Cheese Truck franchised business opportunity, whether 4-wheel or bricks and mortar, on a competitive basis with similar QSR franchisors with regard to initial franchise fees, royalties and total investment. We estimate that we will need to raise a minimum of $2,000,000 in the Offering to implement our short-term business plans.

Customers

We have won the loyalty of almost 100,000 followers using various social media channels including Facebook and Twitter. This has translated to a fan-base of loyal followers and long lines at the trucks. Our popularity has also expanded into caterings for private parties (weddings, birthdays, bar mitzvahs) as well as numerous entertainment industry and promotional events, such as movie premieres, cast and crew feeds, new model releases for the automotive industry and the like. Our customer base is consistently growing due to their social medial presence, our constant street presence and continued accolades and food industry awards.

Intellectual Property

Our intellectual property consists of our copyrighted website content, social media pages on Facebook and Twitter, as well as the terms “GCT,” which is a registered trademark, and “The Grilled Cheese Truck,” which at the current time is an unregistered trademark.

Government Regulation

The franchise disclosure requirement

Under the Federal Trade Commission’s (FTC) “Franchise Rule,” franchisors must provide prospective franchisees with certain information regarding the franchise. The Franchise Rule specifies the form and content of the disclosures a franchisor must give. The disclosures are shown in a “Franchise Disclosure Document,” or an “FDD.” The predecessor of the FDD was the “Uniform Franchise Offering Circular,” or the “UFOC.” The Franchise Rule also specifies the timing of delivery of the FDD.

The FDD must disclose facts about the franchisor, the franchise transaction, and the franchise documents. These facts are consolidated into sections of the FDD called “Items.” The FDD must contain 23 Items, including:

•	A description of the franchisor and any parents, predecessors, and affiliates;
•	Profiles of key management and staff personnel, and their business experience;
•	The franchisor’s litigation and bankruptcy history;
•	Initial and ongoing fees required to operate the franchised business;
•	The amount of the franchisee’s initial investment;
•	Restrictions on the franchisee’s purchases of goods and services;
•	The franchisee’s obligations;
•	Financing, if any, that the franchisor may offer prospective franchisees;
•	Assistance the franchisor provides;
•	The parties’ territorial rights and obligations;
•	The intellectual property, like trademarks and copyrights, associated with the franchise;
•	Renewal and termination provisions;
•	Information about franchised and company-owned outlets; and
•	Audited financial statements.

There are some exemptions where the franchisor does not have to comply with the Franchise Rule when selling a franchise. These exemptions include:

•	Minimum payment exemption - where required payments to a franchisor total less than $500 during the first six months of operation;
•	Fractional franchise exemption - where the franchisee’s management already has experience in the business being franchised and the sales of the franchise will be 20% or less of the franchisee’s revenues;

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•	Large franchise investment exemption - where the investment in the franchise is at least $1 million, excluding the cost of land and franchisor-provided financing; and
•	Large franchisee exemption - where the franchisee is likely to be a particularly sophisticated business operator.

State franchise laws

While every franchise business is subject to the franchise rules laid out by the FTC, franchises are also subject to state franchise laws and regulations as well. While the FTC franchise rule is aimed at all types of franchises, many state regulations are industry-specific. Further, franchise law is not a completely separate body of law, since it also involves other state laws such as trademark, intellectual property, and commercial laws. This means that there can be many different nuances between franchise laws from state to state.

Some states have comprehensive franchise regulations. The franchise laws in these states usually require the franchiser to register with the state government. While the FTC rule states that a FDD must be given to the franchisee, many states with comprehensive franchise laws will have further rules on what must be provided to a potential franchisee. Various states may also require the franchiser to file the necessary documents with the state. States with comprehensive franchise laws will also generally review the franchisers financial information as well as any documents they plan to give to a potential franchisee.

The intention of these high-regulation states is to reduce fraudulent business practices. A state can deny the registration of a franchise business if they feel that franchise documents contain false or misleading information. These states may also deny registration if there are circumstances in which selling the franchise would be deceptive in some manner. The FTC website has information about which states have these comprehensive franchise laws.

There are other various franchise laws that apply in certain states. Many states have laws that regulate the relationship between the franchiser and the franchisee, called franchise relationship laws. These relationship laws mainly require the franchiser to have “good cause” before they can refuse to renew a franchise contract with the franchisee. This adds an extra layer of protection for the franchisee, who may want to extend the franchise contract many times over. Sometimes these relationship laws will determine what happens in the event of the death of the franchisee, and any devising rights the franchisee has to his or her heirs. Some states also have franchise laws that apply to specific industries, such as auto dealers or service stations. Further, the legal definition of a franchise can vary from state to state.

Employees

As of the date hereof, the Company has 22 employees, including 21 full-time and 1 part-time employees, working for us in various capacities.

ITEM 1A.	RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

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Risks Related to Our Business

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. We estimate that we will need to raise a minimum of $2,000,000 in the Offering to successfully implement our short-term business plans. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our future success is dependent, in part, on the performance and continued service of our Chief Executive Officer.

We are presently dependent to a great extent upon the experience, abilities and continued services of Dave Danhi, our Chief Executive Officer. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation. We intend on taking out key man insurance on Dave Danhi after the Closing Date.

Our success relies on consumers purchasing our products. Changes in consumer preferences and market conditions may affect our ability to be profitable.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions.  There is no assurance that we will be successful in marketing any of our products, or that the revenues from the sale of such products will be significant.  Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations.

Our success depends on our ability to compete with our major competitors, many of which have greater resources than us.

The mobile food truck and restaurant industry is intensely competitive and we expect to compete in the United States with many well-established food service companies on the basis of product choice, quality, affordability, service and location. Our competitors include a variety of independent local operators, in addition to well-capitalized regional, national and international restaurant chains and franchises. We compete for consumer dining dollars with national, regional and local (i) quick service restaurants that offer alternative menus, (ii) casual and “fast casual” restaurant chains, and (iii) convenience stores and grocery stores. Furthermore, the mobile food truck and restaurant industry has few barriers to entry, and therefore new competitors may emerge at any time.

Our ability to compete will depend on the success of our plans to improve existing products, to develop and roll-out new products and product line extensions, to expand the number of trucks/franchises, to effectively respond to consumer preferences and to manage the complexity of our restaurant operations as well as the impact of our competitors’ actions. Some of our competitors have substantially greater financial resources, higher revenues and greater economies of scale than we do. These advantages may allow them to (1) react to changes in pricing and marketing more quickly and more effectively than we can, (2) rapidly expand new product introductions, (3) spend significantly more on advertising, marketing and other promotional activities than we do, all of which may give them a competitive advantage through higher levels of brand awareness among consumers. These competitive advantages arising from greater financial resources and economies of scale may be exacerbated in a difficult economy, thereby permitting our competitors to gain market share. Such competition may adversely affect our revenues and profits by reducing our revenues and royalty payments from franchise restaurants.

Currently all of our operations are through only two trucks.

We currently have two trucks that sell our products. However, we only operate one truck at a time to allow for maintenance of our trucks. If either or both of our trucks would break down or be otherwise inoperable for an extended period of time, this may have negative adverse affects on our operations.

Our business plan depends on our ability to successfully integrate and manage our franchise operations.

Our business plan relies on the substantial expansion of our business through franchise mobile food trucks. However, we lack prior experience with establishing and managing franchise operations. The success of our franchises depends upon, among other things, the identification of suitable locations for food truck operations, the effective management of those franchises’ locations, and our managerial and administrative resources. Our future success will depend on our ability to operate and oversee a significant number of franchise food trucks.

We will not be able to exercise control over the day-to-day operations of our franchised stores. While we will try to ensure that franchised trucks meet the same operating standards that we demand of Company operated trucks, one or more franchised trucks may not do so. Any operational shortcomings of our franchised trucks are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on the royalty revenues we receive from those trucks.

Additionally, because we have not yet established a royalty payment structure for our franchise business model, we do not yet know whether the royalty payment will result in a percentage markup on the sales of food and supplies. Depending on the structure, our trucks could be at a disadvantage against competitor mobile food trucks that will not have to pay such fees.

Our business plan depends on our ability to successfully enter into new markets.

A significant element of the Company’s future growth strategy involves the expansion of the Company’s business into new geographic markets. Expansion of the Company’s operations depends, among other things, on the acceptance of the Company’s business model in various geographic locations. The design of other cities may cause them to be less receptive to food trucks for a variety of reasons, which could hurt our ability to expand into those markets. In addition, changes in climate over seasons could make it difficult to operate a mobile food truck business consistently throughout the year. Some geographic areas may have lower costs associated with establishing fixed locations which may decrease the appeal of operating a mobile food truck over a fixed location. The mobile food truck industry may turn out to be a phenomenon. If this is the case, it may be more difficult for us to attract customers in new markets.

There is no assurance we can reach our target of 50 to 100 franchise operations within the first year.

Although our goal is to sell 50 to 100 franchises within the first year following the Offering and Share Exchange, there are no assurances that this will occur. Many factors, such as general economic and business conditions, our lack of prior franchise experience, insufficient capital, difficulty in recruiting qualified veterans, and various other factors both within and beyond our control, could substantially decrease our chances of achieving these franchise targets.

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We do not have an anticipated timeframe for opening fixed locations.

The Company’s long term business model includes the establishment of fixed locations. However, we do not currently have a fixed location model and have not determined how the operation and franchising of fixed locations will differ from the franchising of mobile food trucks.

Economic conditions have, and may continue to, adversely affect consumer discretionary spending which could negatively impact our business and operating results.

We believe that our sales, customer traffic and profitability are strongly correlated to consumer discretionary spending, which is influenced by general economic conditions, unemployment levels, the availability of discretionary income and, ultimately, consumer confidence. A protracted economic slowdown, increased unemployment and underemployment of our customer base, decreased salaries and wage rates, increased energy prices, inflation, foreclosures, rising interest rates or other cost pressures adversely affect consumer behavior by weakening consumer confidence and decreasing consumer spending for dining occasions.

Our franchise business model presents a number of disadvantages and risks.

We intend to have a high percentage of franchise mobile food trucks, and we expect the number of franchises to increase as we continue to implement our growth plans. Our highly franchised business model presents a number of drawbacks, such as our limited influence over franchisees and reliance on franchisees to implement major initiatives, limited ability to facilitate changes in restaurant ownership, limitations on enforcement of franchise obligations due to bankruptcy or insolvency proceedings and inability or unwillingness of franchisees to participate in our strategic initiatives.

Our principal competitors may have greater influence over their respective systems than we do because of their significantly higher number of restaurants and, as a result, they may have a greater ability to implement operational initiatives and business strategies, including their marketing and advertising programs.

Franchisee support of our marketing and advertising programs is critical for our success.

The support of our franchisees will be critical for the success of our marketing programs and any new capital intensive or other strategic initiatives we seek to undertake, and the successful execution of these initiatives will depend on our ability to maintain alignment with our franchisees. While we can mandate certain strategic initiatives through enforcement of our franchise agreements, we need the active support of our franchisees if the implementation of these initiatives is to be successful. In addition, our efforts to build alignment with franchisees may result in a delay in the implementation of our marketing and advertising programs and other key initiatives. Our franchisees may not continue to support our marketing programs and strategic initiatives. The failure of our franchisees to support our marketing programs and strategic initiatives could adversely affect our ability to implement our business strategy and could materially harm our business, results of operations and financial condition.

Increases in the cost of food, paper products and energy could harm our profitability and operating results.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. Any increase in food prices could adversely affect our operating results. Increases in commodity prices could result in higher operating costs, and the highly competitive nature of our industry may limit our ability to pass increased costs on to our guests.

Increases in energy costs, principally fuel, could adversely affect our operating margins and our financial results if we choose not to pass, or cannot pass, these increased costs to our guests. In addition, our distributors purchase gasoline needed to transport food and other supplies to us. Any significant increases in energy costs could result in the imposition of fuel surcharges by our distributors that could adversely affect our operating margins and financial results if we chose not to pass, or cannot pass, these increased costs to our guests.

Increases in labor costs could slow our growth or harm our business.

We are a labor intensive business. Consequently, our success depends in part upon our ability to manage our labor costs and its impact on our margins. We currently seek to minimize the long-term trend toward higher wages in both mature and developing markets through increases in labor efficiencies. However we may not be successful.

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Furthermore, we must continue to attract, motivate and retain employees with the qualifications to succeed in our industry and the motivation to apply our core service philosophy. If we are unable to continue to recruit and retain sufficiently qualified managers or to motivate our employees to sustain high service levels, our business and our growth could be adversely affected. Despite current economic conditions, attracting and retaining qualified managers and employees remains challenging and our inability to meet these challenges could require us to pay higher wages and/or additional costs associated with high turnover. In addition, increases in the minimum wage or labor regulations and the potential impact of union organizing efforts in the countries in which we operate could increase our labor costs. Additional labor costs could adversely affect our margins.

Our operating results depend on the effectiveness of our marketing and advertising programs.

Our revenues are heavily influenced by brand marketing and advertising. Our marketing and advertising programs may not be successful, which may lead us to fail to attract new guests and retain existing guests. If our marketing and advertising programs are unsuccessful, our results of operations could be materially and adversely affected. Moreover, because franchisees and restaurants will contribute to our advertising fund based on a percentage of our gross sales, our advertising fund expenditures will be dependent upon sales volumes system-wide. If system-wide sales decline, there will be a reduced amount available for our marketing and advertising programs.

Food safety and food-borne illness concerns may have an adverse effect on our business.

Food safety is a top priority, and we dedicate substantial resources to ensure that our customers enjoy safe, quality food products. However, food-borne illnesses, such as pathogenic E. coli, bovine spongiform encephalopathy or “mad cow disease,” hepatitis A, salmonella, and other food safety issues have occurred in the food industry in the past, and could occur in the future. Furthermore, our reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of our control and that multiple locations would be affected rather than a single location. New illnesses resistant to any precautions may develop in the future, or diseases with long incubation periods could arise, such as mad cow disease, which could give rise to claims or allegations on a retroactive basis. Any report or publicity linking us or one of our franchisees to instances of food-borne illness or other food safety issues, including food tampering or contamination, could adversely affect our brands and reputation as well as our revenues and profits. Outbreaks of disease, as well as influenza, could reduce traffic. If our customers become ill from food-borne illnesses, we could also be forced to temporarily suspend truck stops. In addition, instances of food-borne illness, food tampering or food contamination occurring solely at restaurants of competitors could adversely affect our sales as a result of negative publicity about the foodservice industry generally.

The occurrence of food-borne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain, significantly increase our costs and/or lower margins for us and our franchisees. In addition, our industry has long been subject to the threat of food tampering by suppliers, employees or guests, such as the addition of foreign objects in the food that we sell. Reports, whether or not true, of injuries caused by food tampering have in the past severely injured the reputations of restaurant chains in the quick service restaurant segment and could affect us in the future as well.

Our results can be adversely affected by unforeseen events, such as adverse weather conditions, natural disasters or catastrophic events.

Unforeseen events, such as adverse weather conditions, natural disasters or catastrophic events, can adversely impact our sales. Natural disasters such as earthquakes, hurricanes, and severe adverse weather conditions, can keep customers in the affected area from dining out and result in adversely affecting our sales. Because a significant portion of our operating costs is fixed or semi-fixed in nature, the loss of sales during these periods hurts our operating margins and can result in operating losses.

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Shortages or interruptions in the availability and delivery of food, beverages and other supplies may increase costs or reduce revenues.

We are, and our franchisees will be, dependent upon third parties to make frequent deliveries of perishable food products that meet our specifications. Shortages or interruptions in the supply of food items and other supplies could adversely affect the availability, quality and cost of items we buy and our operations. Such shortages or disruptions could be caused by inclement weather, natural disasters such as floods, drought and hurricanes, increased demand, problems in production or distribution, the inability of our vendors to obtain credit, food safety warnings or advisories or the prospect of such pronouncements, or other conditions beyond our control. A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to our operations.

Our distributors operate in a competitive and low-margin business environment. If one of our principal distributors is in financial distress and therefore unable to continue to supply us and our franchisees with needed products, we may need to take steps to ensure the continued supply of products in the affected markets, which could result in increased costs to distribute needed products. If a principal distributor for our Company or our franchisees fails to meet its service requirements for any reason, it could lead to a disruption of service or supply until a new distributor is engaged, which could have an adverse effect on our business.

Risks Related to Ownership of Our Common Stock

There is no public trading market for our Common Stock and you may not be able to resell your Common Stock.

There is no established public trading market for our securities. Although we intend to be quoted on the OTCBB in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse affect on the market price of our Common Stock.

The Notes offered have a mandatory conversion date.

The Notes sold in the Offering have a mandatory conversion date of thirty-six months from the date of Issuance. A mandatory conversion will cause an issuance of a substantial amount of Common Stock at one time, which could have the effect of substantially diluting the interests of our current shareholders. Upon conversion of the Notes, the Company will issue an additional 1,050,000 shares of common stock.

You may have to include any original issue discount on the Notes as ordinary interest income.

The Internal Revenue Service may take the position that the Notes have original issue discount because the price of the Notes may be less than the stated redemption amount depending upon the amount of the purchase price allocated to the shares of Common Stock underlying the Units. A U.S. holder must include any original issue discount on the Notes as ordinary interest income as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of such U.S. holder's regular method of tax accounting.  The amount of original issue discount on a debt instrument generally is equal to the difference between the stated redemption price at maturity of the debt instrument and the debt instrument's issue price.  Investors are advised to consult a tax specialist to determine the tax consequences to the holder of an investment in the Units.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

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The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

We will have broad discretion over the use of the net proceeds from the Offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of the Offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our shareholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

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Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We will incur increased costs as a public company which may affect our profitability.

Grilled Cheese previously operated as a private company in California. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly.  Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

In the event a market develops for our Common Stock, the market price of our Common Stock may be volatile.

In the event a market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Following the Share Exchange, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

18

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of subscribers in the Offering.

Our directors and executive officers collectively and beneficially own 79.05% of outstanding common stock. David Danhi, our Chief Executive Officer and Director, beneficially owns 41.33% of our outstanding common stock; Alfonso J. Cervantes, our President, Secretary, Treasurer and Director beneficially owns 27.33% of our common stock; and David Horin, our Chief Financial Officer, beneficially owns 1.17% of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other shareholders, including purchasers of Units in the Offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including purchasers in the Offering, may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

ITEM 2.	FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the nine months ended September 30, 2012 and for the years ended December 31, 2011 and 2010 should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit A to this Report. The Financial Statements should not be relied on for an understanding of the current financial status of the Company.

Overview

TRIG Acquisition 1, Inc. was incorporated in the State of Nevada on December 31, 2009 as GSP-1, Inc.  The Company was formed as a vehicle to pursue a business combination. The Company selected December 31 as its fiscal year end. On July 6, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name from “GSP-1, Inc.” to “TRIG Acquisition 1, Inc.”

From inception until the closing of the Share Exchange, we solely existed as a vehicle to pursue a business combination.  As a result of the Share Exchange, we ceased our prior operations and, through our wholly-owned subsidiary, Grilled Cheese, now operate as a food truck franchisor, specializing in grilled cheese.

Grilled Cheese, Inc. was a privately held California S corporation, incorporated on September 18, 2009. Immediately prior to the closing of the Share Exchange, David Danhi and Michelle Grant were the shareholders of Grilled Cheese.  Grilled Cheese’s operations to date have consisted of sales of grilled cheese and food related items in their operating food truck, business formation, strategic development, marketing, website development, negotiations with potential franchisees and capital raising activities.

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Grilled Cheese is a food truck that sells various types of gourmet grilled cheese and other comfort foods in the Los Angeles, California area. We currently make ten stops per week (lunch and dinner five days a week) at prearranged locations. The food preparation occurs at our commissary which supports streamlined operations within the truck itself by limiting assembly and grilling, allowing the truck to achieve maximum revenues per hour and delivering melts, tots, soups and sides efficiently to its customers. Our business model is effective in the use of social media and location booking to secure high sales per stop. Our website, www.thegrilledcheesetruck.com always lists the upcoming schedule for where the truck will be stopping.

We are capitalizing on the burgeoning food truck industry through its established food service operations and unique social media strategy. Driving our growth, we have received national media visibility and a robust fan base of nearly 100,000 followers on Twitter and Facebook. We have established significant brand presence and operate profitably. Our co-founder is David Danhi, a successful chef and food industry entrepreneur.

We currently generate revenue from retail sales through two company-owned food trucks in Los Angeles, and intend to expand and generate revenue from franchise revenues, consisting primarily of royalties based on a percentage of sales reported by franchise restaurants and franchise fees paid by franchisees as well as property income we derive from properties we lease or sublease to our franchisees.

The immediate operating objectives for the Company include the implementation of more efficient systems and equipment. Management recognizes the importance of efficient cash and accounting management systems and will implement an advanced point-of-sales (POS) platform that will work for both company and franchised outlets. In addition to quicker customer order process, this system will also streamline the financial reporting, cost of goods, performance metrics and finance processes. It will also track franchised operations and remotely calculate and collect royalties, all in real time and on a daily basis. We intend to implement the new POS system during the second quarter of 2013. We are currently researching different POS systems but have not yet identified a specific system that we intend to acquire. We do not consider the cost of a POS system to be a material expenditure.

The following table summarizes changes in selected operating indicators, illustrating the relationship of various income and expense items to food and beverage sales for the respective periods presented:

	Twelve Months Ended December 31, 2011	% of Revenue	Twelve Months Ended December 31, 2010	% of Revenue
Income statement data:
Food and beverage sales	$1,422,064	100%	$914,612	100%

Cost of Sales
Food and beverage	410,199	29%	246,353	27%
Food truck cost of sales:
Food truck compensation	348,942	25%	223,216	24%
Commissary and kitchen	118,701	8%	89,910	10%
Other food truck cost of sales	192,244	14%	120,372	13%
Total cost of sales	1,070,086	75%	679,851	74%

Operating margin	351,978	25%	234,761	26%

Expenses
General and administrative	199,760	14%	166,911	18%
Executive compensation	130,476	9%	50,558	6%
Total expenses	330,236	23%	217,469	24%

Income from operations	21,742	2%	17,292	2%

Interest expense, net	1,432	0%	92	0%
Income before provision for income taxes	20,310	1%	17,200	2%
Provision for income taxes	300	0%	260	0%
Net income	$20,010	1%	$16,940	2%

Selected operating data:
Number of food trucks in operation
Beginning of the period	2		1	(a)
Food truck opening	-	-	1	(b)
End of the period	2		2

(a) commenced operations 4th quarter 2009

(b) commenced operations 2nd quarter 2010

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	Nine Months Ended September 30, 2012	% of Revenue	Nine Months Ended September 30, 2011	% of Revenue
Income statement data:
Food and beverage sales	$968,533	100%	$1,099,337	100%

Cost of Sales
Food and beverage	263,733	27%	318,773	29%
Food truck cost of sales:
Food truck compensation	257,700	27%	287,874	26%
Commissary and kitchen	41,621	4%	45,732	4%
Other food truck cost of sales	64,126	7%	62,308	6%
Total cost of sales	627,180	65%	714,687	65%

Operating margin	341,353	35%	384,650	35%

Expenses
General and administrative	246,447	25%	259,050	24%
Executive compensation	92,861	10%	90,446	8%
Total expenses	339,308	35%	349,496	32%

Income from operations	2,045	0%	35,154	3%

Interest expense, net	1,130	0%	1,020	0%
Income before provision for income taxes	915	0%	34,134	3%
Provision for income taxes	(100)	0%	-	0%
Net income	$1,015	0%	$34,134	3%

Selected operating data:
Number of food trucks in operation
Beginning of the period	2		2
Food truck opening	-	-	-
End of the period	2		2

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The following non-GAAP adjustments are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. We believe the reclass of commissary and kitchen expenses from cost of goods sold to expenses in evaluating the change in operating margin for the periods below provides useful information to investors and management regarding the underlying business trends and the performance of our ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results for the Company and predicting future performance.

	Twelve Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2010
	Cost of		Cost of
	Sales	Expenses	Sales	Expenses

Reported – GAAP	$1,070,086	330,236	$679,851	217,469
Reclass of commissary kitchen expenses from cost of sales to expenses (1)	(118,701)	118,701	(89,910)	89,910

Adjusted - Non-GAAP	$951,385	448,937	$589,941	307,379

(1) Commissary and kitchen expenses consist of occupancy, equipment and commissary employee compensation. These costs do not reflect the cost to operate an individual food truck that the franchisees will operate on an ongoing basis.

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
	Cost of Sales	Expenses	Cost of Sales	Expenses
Reported – GAAP	$627,180	339,308	$714,687	349,496
Reclass of commissary kitchen expenses from cost of sales to expenses (1)	(41,621)	41,621	(45,732)	45,732

Adjusted - Non-GAAP	$585,559	380,929	$668,955	395,228

(1) Commissary and kitchen expenses consist of occupancy, equipment and commissary employee compensation.  These costs do not reflect the cost to operate an individual food truck that the franchisees will operate on an ongoing basis.

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	Twelve Months Ended December 31, 2011	% of Revenue	Twelve Months Ended December 31, 2010	% of Revenue
Income statement data:
Food and beverage sales	$1,422,064	100%	$914,612	100%

Non-GAAP Cost of Sales
Food and beverage	410,199	29%	246,353	27%
Food truck cost of sales:
Food truck compensation	348,942	25%	223,216	24%
Other food truck cost of sales	192,244	14%	120,372	13%
Total non-GAAP cost of sales	951,385	67%	589,941	65%

NON-GAAP operating margin	470,679	33%	324,671	35%

Non-GAAP Expenses
General and administrative	199,760	14%	166,911	18%
Commissary and kitchen	118,701	8%	89,910	10%
Executive compensation	130,476	9%	50,558	6%
Total non-GAAP expenses	448,937	32%	307,379	34%

Income from operations	21,742	2%	17,292	2%

Interest expense, net	1,432	0%	92	0%
Income before provision for income taxes	20,310	1%	17,200	2%
Provision for income taxes	300	0%	260	0%
Net income	$20,010	1%	$16,940	2%

	Nine Months Ended September 30, 2012	% of Revenue	Nine Months Ended September 30, 2011	% of Revenue
Income statement data:
Food and beverage sales	$968,533	100%	$1,099,337	100%

Non-GAAP Cost of Sales
Food and beverage	263,733	27%	318,773	29%
Food truck cost of sales:
Food truck compensation	257,700	27%	287,874	26%
Other food truck cost of sales	64,126	7%	62,308	6%
Total non-GAAP cost of sales	585,559	60%	668,955	61%

NON-GAAP operating margin	382,974	40%	430,382	39%

Non-GAAP Expenses
General and administrative	246,447	25%	259,050	24%
Commissary and kitchen	41,621	4%	45,732	4%
Executive compensation	92,861	10%	90,446	8%
Total non-GAAP expenses	380,929	39%	395,228	36%

Income from operations	2,045	0%	35,154	3%

Interest expense, net	1,130	0%	1,020	0%
Income before provision for income taxes	915	0%	34,134	3%
Provision for income taxes	(100)	0%	-	0%
Net income	$1,015	0%	$34,134	3%

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Results of Operations

Nine Months Ended September 30, 2012 Compared with Nine Months Ended September 30, 2011

Food and beverage sales. Food and beverage sales generated from food trucks and catered sales (food sales) totaled $968,533 for the nine months ended September 30, 2012, as compared to $1,099,337 for the nine months ended September 30, 2011.  Revenue decreased by approximately 12% for the nine months ended September 30, 2012 as compared to the prior period as we strategically decided to focus on customer service and placed our food trucks in private self-contained venues such as catering events, private parties and office parks rather than densely populated business locations. This approach resulted in less short-term revenue but greater customer contentment.  We measure customer satisfaction, contentment and popularity based upon feedback receive directly from customers at our food trucks as well as feedback we receive via various social media avenues such as Facebook and Twitter.

Cost of sales. Cost of sales is mainly comprised of food and beverage products used to make grilled cheese sandwiches, other food products, beverages and paper products and the operating costs related to the food truck, including food truck employee compensation and benefits, commissary kitchen costs, maintenance and fuel.

Food and beverage cost of sales totaled $263,733 for the nine months ended September 30, 2012 as compared to $318,773 for the prior year period. The 17% decrease in food and beverage cost was consistent with the 12% decrease in food and beverage sales. As a percentage of food sales revenue, food and beverage cost of sales slightly decreased from to 27% for the nine months ended September 30, 2012, compared to 29% for the prior year period.

Food truck cost of sales totaled $321,826 for the nine months ended September 30, 2012, as compared to $350,182 for the prior year period. Food truck compensation, which is a significant component of food truck sales, totaled $257,700 for the nine months ended September 30, 2012, as compared to $287,874 for the prior year period. As a percentage of food sales revenue, food truck cost of sales was 34% for the nine months ended September 30, 2012 and 32% for the prior year period.

Commissary kitchen expenses consist of occupancy, equipment and commissary employee compensation. Commissary kitchen expenses totaled $41,621 for the nine months ended September 30, 2012, as compared to $45,732 for the prior year period. The 9% decrease in commissary kitchen expenses was consistent with the 12% decrease in food and beverage sales. As a percentage of food sales revenue, commissary kitchen expenses was 4% for the nine months ended September 30, 2012 and the prior year period.

Operating margin. Operating margin for the nine months ended September 30, 2012 decreased $43,297, or 11%, to $341,353 from $384,650 for the prior year period. As a percentage of food and beverage sales, operating margin for the nine months ended September 30, 2012 and September 30, 2011 was 35%.

Non-GAAP operating margin. Non-GAAP operating margin for the nine months ended September 30, 2012 decreased $47,408, or 11%, to $382,974 from $430,382 for the prior year period. As a percentage of food and beverage sales, operating margin for the nine months ended September 30, 2012 was 40%, as compared to 39% for the prior year period.

General and administrative expenses. General and administrative expenses (consisting of general corporate expenses, including but not limited to advertising, insurance, professional costs, clerical and administrative overhead) totaled $246,447 for the nine months ended September 30, 2012, as compared to $259,050 for the prior year period. As a percentage of food sales revenue, general and administrative expenses increased to 25% for the nine months ended September 30, 2012, compared to 24% for the prior year period. The slight increase in general and administrative as a percentage of food sales was primarily due to increase administration wages and benefits.

Executive compensation. Executive compensation, consisting of compensation to shareholders, totaled $92,861 for the nine months ended September 30, 2012, as compared to $90,446 for the prior year period. Generally executive compensation would be recorded as a distribution from shareholder equity if the Company was structured as a partnership. However, since the Company was structured as an S-Corp, such distributions are required to be recorded as compensation.

Net income. Net income for the nine months ended September 30, 2012 decreased $33,119 or 97% to net income of $1,015 from net income of $34,134 for the prior year period. As a percentage of food and beverage sales, net loss for the first nine months ended September 30, 2012 was negligible, as compared to net income of 3% for the prior year period.

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Year Ended December 31, 2011 Compared with Year Ended December 31, 2010

The following table summarizes changes in selected operating indicators, illustrating the relationship of various income and expense items to food and beverage sales for the respective periods presented:

	Twelve Months Ended	% of	Twelve Months Ended	% of
	December 31, 2011	Revenue	December 31, 2010	Revenue

Income statement data:
Food and beverage sales	$1,422,064	100%	$914,612	100%

Non-GAAP Cost of Sales
Food and beverage	410,199	29%	246,353	27%
Food truck cost of sales:
Food truck compensation	348,942	25%	223,216	24%
Other food truck cost of sales	192,244	14%	120,372	13%
Total non-GAAP cost of sales	951,385	67%	589,941	65%

NON-GAAP operating margin	470,679	33%	324,671	35%

Non-GAAP Expenses
General and administrative	199,760	14%	166,911	18%
Commissary and kitchen	118,701	8%	89,910	10%
Executive compensation	130,476	9%	50,558	6%
Total non-GAAP expenses	448,937	32%	307,379	34%

Income from operations	21,742	2%	17,292	2%

Interest expense, net	1,432	0%	92	0%
Income before provision for income taxes	20,310	1%	17,200	2%
Provision for income taxes	300	0%	260	0%
Net income	$20,010	1%	$16,940	2%

Selected operating data:
Number of food trucks in operation
Beginning of the period	2		1	(a)
Food truck opening	-	-	1	(b)
End of the period	2		2

(a) Commenced operations 4th quarter 2009

(b) Commenced operations 2nd quarter 2010

Food and beverage sales. Food and beverage sales generated from food trucks and catered sales (food sales) totaled $1,422,064 for 2011, as compared to $914,612 for 2010. The 55% increase in food sales is primarily related to the expansion of our business through the addition of a food truck during the second quarter of 2010, increased marketing and brand awareness through various California media outlets, including the Los Angeles Times and KNBC LA, national media outlets such as the Food Network and a robust fan base of followers on Twitter and Facebook.

Cost of sales. Cost of sales is mainly comprised of food and beverage products used to make grilled cheese sandwiches, other food products, beverages and paper products and the operating costs related to the food truck, including food truck employee compensation and benefits, commissary kitchen costs, maintenance and fuel.

Food and beverage cost of sales totaled $410,199 for 2011 as compared to $246,353 for 2010. The 67% increase in food and beverage cost of sales is primarily related to the expansion of our business through the addition of a food truck during the second quarter of 2010. As a percentage of food sales revenue, food and beverage cost of sales increased from to 29% for 2011, compared to 27% for 2010. The slight increase of cost of sales as a percentage of food sales was primarily due to additional food costs with no corresponding sales related to the initial expansion of the food truck menu in 2011.

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Food truck cost of sales totaled $541,186 for 2011, as compared to $343,588 for 2010. Food truck compensation, which is a significant component of food truck cost of sales, totaled $348,942 for 2011, as compared to $223,216 for 2010. The 58% increase in food truck cost of sales is primarily related to the expansion of our business through the addition of a food truck during the second quarter of 2010. As a percentage of food sales revenue, food truck cost of sales was 38% for 2011 and 2010.

Commissary kitchen expenses consist of occupancy, equipment and commissary employee compensation. Commissary kitchen expenses totaled $118,701 for 2011, as compared to $89,910 for 2010. The 32% increase in commissary kitchen expenses is primarily related to the expansion of our business through the addition of a food truck during the second quarter of 2010. As a percentage of food sales revenue, commissary kitchen expenses decreased to 8% for 2011, compared to 10% for 2010. The slight decrease in commissary kitchen expenses as a percentage of food sales was primarily due to our ability to leverage our fixed cost base, as we achieve a certain level of economies of scale, as we expanded from one food truck to two food trucks during the 2nd quarter of 2010.

Operating margin. Operating margin for 2011 increased $117,217, or 50%, to $351,978 from $234,761 for 2010. As a percentage of food and beverage sales, operating margin for 2011 was 25%, as compared to 26% for 2010.

Non-GAAP operating margin. Operating margin for 2011 increased $146,008, or 45%, to $470,679 from $324,671 for 2010. As a percentage of food and beverage sales, operating margin for 2011 was 33%, as compared to 35% for 2010.

General and administrative expenses. General and administrative expenses (consisting of general corporate expenses, including but not limited to advertising, insurance, professional costs, clerical and administrative overhead) totaled $199,760 for 2011, as compared to $166,911 for 2010. The 20% increase in general and administrative expenses is primarily related to the expansion of our business through the addition of a food truck during the second quarter of 2010. As a percentage of food beverage sales revenue, general and administrative expenses decreased to 14% for 2011, compared to 18% for 2010. The slight decrease in general and administrative expenses as a percentage of food sales was primarily due to our ability to leverage certain general and administrative expenses, as we expanded from one food truck to two food trucks during the 2nd quarter of 2010.

Executive compensation. Executive compensation, consisting of compensation to shareholders, totaled $130,476 for 2011, as compared to $50,558 for 2010. Generally executive compensation would be recorded as a distribution from shareholder equity if the Company was structured as a partnership. However, since the Company was structured as an S-Corp, such distributions are required to be recorded as compensation. The 158% increase in executive compensation is based on income from operations. Income from operations before executive compensation expense was 11% for 2011 and 8% for 2010.

Net income. Net income for 2011 increased $3,070 or 18% to $20,010 from $16,940 for 2010. As a percentage of food and beverage sales, net income for 2011 was 1%, as compared to 2% for 2010.

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Liquidity and Capital Resources

Cash and cash equivalents as of December 31, 2011 was $67,777, a $12,492 increase during 2011. As of December 31, 2011, working capital (current assets less current liabilities) increased to $18,995 from $5,022, as of December 31, 2010. Cash provided by operations of $17,304 in 2011 was primarily attributable to net income of $20,010.

Cash and cash equivalents as of September 30, 2012 was $77,191, a $9,414 increase during the nine months ended September 30, 2012. As of September 30, 2012, working capital (current assets less current liabilities) increased to $22,657 from $18,995, as of December 31, 2011.

Cash provided from operating activities of $27,346 for the nine months ended September 30, 2012 was primarily attributable to the receipt of catering deposits that were recorded as deferred revenue and increased accrued expenses that were paid subsequent to September 30, 2012.

Net cash used in investing activities was $13,115 in 2011 and 27,086 in 2010. We incurred capital expenditures of $13,115 in 2011 primarily related the purchase of food service equipment and vehicles. We incurred capital expenditures of $27,086 in 2010 primarily related the purchase of food service equipment and certain leasehold improvements.

Net cash provided by investing activities was $1,200 for the nine months ended September 30, 2012 net cash used in investing activities was $13,115 for the prior year period.

Net cash used in financing activities was $8,303 for 2011 and $1,984 for 2010. In 2011, we drew on our bank overdraft line in the amount of $6,211. In 2010, we used $6,984 so that we can finance a portion of our general liability insurance policy and repaid a portion of a loan from a shareholder for $5,000.

Net cash used in financing activities was $19,132 for the nine months ended September 30, 2012 and $0 for the prior year period. For the nine months ended September 30, 2012, we used $7,421 so that we can finance a portion of our general liability insurance policy and repaid a portion of a loan from a shareholder for $5,500.

Financial Position

Total assets increased $18,882, or 18%, to $123,475 during 2011 from $104,653 as of December 31, 2010. This increase was primarily attributable to net cash inflows from operations and the net purchase of property and equipment.

Total assets increased $2,040, or 2%, to $125,515 during the nine months ended September 30, 2012 from $123,475 as of December 31, 2011. This increase was primarily attributable to net cash inflows from operations.

Total liabilities decreased $1,188, or 1.1%, to $103,468 during 2011 from $104,656 as of December 31, 2010. This slight decrease was primarily attributable a decrease in accounts payable during 2011.

Total liabilities increased $1,025, or 1%, to $104,493 during the nine months ended September 30, 2012 from $103,468 as of December 31, 2011. This increase was primarily attributable a increases in accrued liabilities and deferred revenue, offset by the repayment of long-term notes payable to shareholder during the nine months ended September 30, 2012.

Total stockholders’ equity increased $20,010, during 2011. This increase was attributable to $20,010 in net income.

Total stockholders’ equity increased $1,015, during the nine months ended September 30, 2012. This increase was attributable to $1,015 in net income.

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Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2012, December 31, 2011 or December 31, 2010.

Inflation

We do not believe that inflation has had a material effect on our Company’s results of operations.

Critical Accounting Policies Not Yet Adopted

Our significant accounting policies are more fully described in Note 1 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. We believe that the following critical accounting policies are subject to estimates and judgments used in the preparation of our consolidated financial statements:

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Estimated Useful Lives of Property and Equipment

The estimates of useful lives for property and equipment are significant estimates. Expenditures for the leasehold improvements and equipment when a food truck is first contracted are material. In addition, periodic refurbishing takes place and those expenditures can be material. We estimate the useful life of those assets by considering, among other things, expected use and life of the food truck. The assets are then depreciated using a straight line method over those estimated lives. These estimated lives are reviewed periodically and adjusted if necessary. Any necessary adjustment to depreciation expense is made in the income statement of the period in which the adjustment is determined to be necessary.

Allowance for Doubtful Accounts

Accounts receivable arise primarily from catering and special event sales. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Such estimates inherently involve uncertainties and assessments of the outcome of future events, and changes in facts and circumstances may result in adjustments to the provision for doubtful accounts.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that have not yet been adopted that are expected, when adopted, to have a material impact on the consolidated financial statements or notes thereto.

ITEM 3.	PROPERTIES

Our executive offices are located at 641 Lexington Avenue, Suite 1526 New York, New York 10022. We utilize this space at no cost from Alfonso J. Cervantes, an officer and director of the Company.

Additionally, we lease a production facility to run our operations at 1193 North Vermont Avenue, Los Angeles, CA 90029. We lease the space on a month to month basis for $2,400 a month.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 18, 2012 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (2)
5% Shareholders
TRIG Capital Group, LLC	1,800,000	(3)	17.57%
Peter Goldstein	1,000,000		11.84%
Trilogy Capital Partners, Inc.	1,000,000	(4)	11.84%
Michele Grant	845,000		10.01%
Joshua Capital, LLC	800,000		9.48%
Directors and Executive Officers
David Danhi	4,275,000		50.64%
Alfonso J. Cervantes	2,800,000	(5)	27.33%
Robert Y. Lee	1,000,000	(6)	11.84%
David Horin	100,000	(7)	1.17%
Brian Pallas	-		-
Dimitri Villard	-		-
All directors and officers as a group (6 people)	8,175,000		79.04%

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(1)	Unless otherwise noted, the address of each beneficial owner is c/o TRIG Acquisition 1, Inc. 641 Lexington Avenue, Suite 1526, New York, NY 10022.
(2)	Based on 8,442,500 shares of Common Stock issued and outstanding as of October 18, 2012.
(3)	Includes 1,800,000 warrants, which are currently exercisable. TRIG Capital Group, LLC is an entity in which Alfonso J. Cervantes, our President, Secretary, Treasurer and Direct, own 33 1/3% and has voting power of.
(4)	Trilogy Capital Partners, Inc. is an entity in which Alfonso J. Cervantes, our President, Secretary, Treasurer and Direct, is the sole stockholder.
(5)	Includes 1,000,000 shares held by Trilogy Capital Partners, Inc., in which Alfonso J. Cervantes owns 100% of the company; includes 1,800,000 warrants, which are currently exercisable, held by TRIG Capital Group, LLC, in which Alfonso J. Cervantes owns 33 1/3% of the company.
(6)	Includes 800,000 shares held by Joshua Capital, LLC, in which Robert Y. Lee owns 100% of the company; and 200,000 shares which Robert Y. Lee beneficially owns through related family members.
(7)	Includes 100,000 warrants, which are currently exercisable, held by Chord Advisors, LLC, in which David Horin owns 50% of the company.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.   Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
David Danhi	45	Chief Executive Officer and Director
David Horin	44	Chief Financial Officer
Brian L. Pallas	63	President of Franchise Operations
Robert Y. Lee	49	Executive Chairman, Director
Alfonso J. Cervantes	62	President, Secretary, Treasurer, Director
Dimitri Villard	67	Director

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers, directors and key employees as of the date of this Report:

Officers

David Danhi, 45, Chief Executive Officer and Director. Mr. Danhi has been the Chief Executive Officer and a Director of the Company since October 18, 2012. Mr. Danhi was the founder and creative culinary management behind the Grilled Cheese Truck since 2009 at formation. Mr. Danhi has been engaged in the restaurant and food business for 30 years with his melts having appeared on numerous lists being named some of the best grilled cheese creations in the industry. Mr. Danhi also owns and manages DD Factor, a hospitality recruiting company which he bought in 2005 and has been in operation since 1959. DD Factor has been an integral part of identifying management for southern California restaurants. Before buying the company, Mr. Danhi spent six successful years as a recruiter at DD Factor (previously known as Factor and Associates before he changed its name upon his successful purchase). Mr. Danhi’s culinary career includes Company Executive Chef at Kings Seafood Company from 1996 to 1999 and Opening Chef at Habana Restaurant in Costa Mesa, a Nuevo Latino restaurant that received best new restaurant in Orange County in 1995. Mr. Danhi was also Executive Chef at the now Michelin stared Water Grill restaurant from 1996 to 1998. From 1990 to 1992, Mr. Danhi was Executive Chef at the Roxbury Supper Club in Hollywood. In addition, Mr. Danhi held the Executive Chef position at Georgia restaurant in Hollywood from 1993 to 1995. At Georgia, Mr. Danhi received numerous accolades including the Robert Mondovi Award of Culinary Excellence (naming him one of the country's top rising star chefs in 1994), best restaurant of the year in 1993 by numerous magazines including Bon Appétit, Esquire and Travel and Leisure, and best crab cakes in Los Angeles two years in a row.

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Mr. Danhi is qualified to serve on our Board of Directors because of his experience in the food industry and as founder of the Grilled Cheese, Inc.

David Horin, CPA, 44, Chief Financial Officer. Mr. Horin has been the Chief Financial Officer of the Company since October 18, 2012. Mr. Horin is currently the President of Chord Advisors, LLC, an advisory firm that provides targeted financial solutions to public (small-cap and mid-cap) and private small and mid-sized companies. From March 2008 to June 2012, Mr. Horin was the Chief Financial Officer of Rodman & Renshaw Capital Group, Inc., a full-service investment bank dedicated to providing corporate finance, strategic advisory, sales and trading and related services to public and private companies across multiple sectors and regions. From March 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies Group, Inc,, a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies Group, Inc., from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College, City University of New York. Mr. Horin is also a Certified Public Accountant.

Brian Pallas, 63, President of Franchise Operations. Mr. Pallas has been the President of Franchise Operations for the Company since October 18, 2012, and will be responsible for the day-to-day franchise operations of the Company. For over 25 years Mr. Pallas has been an executive and principal, CEO, CFO and equity partner in publicly held and private companies. Mr. Pallas is a seasoned entrepreneur with a diverse background of creating, developing and transforming small- to mid-sized businesses. Mr. Pallas was CEO of Peer Group Chairman of Vistage International, a worldwide 50+-year-old leadership organization for business owners, company presidents, and chief executives. Since 2000, Mr. Pallas has been the Executive Director of American Mid Year Society, the world’s largest web based membership club with owners and collectors of the GM built ‘classic” Corvette Sting Ray Sport Cars. In 1998, Mr. Pallas was the Chief Financial Officer of Arelli Alloy Wheels, Inc., where he was responsible for capital formation and strategic planning.

In 1983 Mr. Pallas was also Founder and CEO of one of California’s first frozen yogurt franchises, Heidi’s Franchise Corporation from start-up to $50 million in annual sales. In less than five years he grew the company from a single company owned retail outlet in Irvine, CA to an international franchise chain with 200 franchisees grossing over $50 million and operating in five western states and the country of Japan. Mr. Pallas holds a BA in Psychology and Business from the University of Connecticut.

Robert Lee, 49, Executive Chairman, Director. Mr. Lee is currently the Executive Chairman of the Board of Directors of the Company. Mr. Lee is a successful entrepreneur and a highly experienced capital markets executive. Mr. Lee was the Founder, Chairman and Chief Executive Officer of U.S. Dry Cleaning, the largest operator of dry cleaning operations in the United States. Mr. Lee was an independent investor from 2001 through 2005 and became Chairman of U.S. Dry Cleaning in 2005. Mr. Lee successfully restructured the company in 2010 and 2011 pursuant to a Chapter 11 reorganization, positioning the company for the next generation of activity, overseeing financing, secured new management and oversaw the development of a pipeline of accretive acquisitions. Mr. Lee’s career spans 30 years of retail consumer experience. He has opened, acquired, managed, and operated over 500 video retail stores from 1981 through 2000. As CEO or Chairman, he lead and successfully completed Reverse Mergers, an IPO, multiple M&A transactions, having generated over $100 million in capital formation through both institutional and high net worth investors. Mr. Lee led the growth of Video City, Inc., a formerly California-based operator of video retail stores, from an 18 store regional chain to more than 130 video rental stores located in 12 states. As of March 2000 (following the sale of forty-nine stores located in Oregon and Washington to Blockbuster, Inc.), in conjunction with management of the operations of West Coast Entertainment Corporation, Video City owned or managed 307 corporate stores and an additional 80 franchised locations.

Mr. Lee is qualified to serve on our Board of Directors because of his experience as a successful entrepreneur and a capital markets executive.

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Alfonso J. Cervantes, 62, President, Secretary, Treasurer, and Director. Mr. Cervantes is the Chief Executive Officer of Trilogy Capital Partners, Inc. From June 2011 until October 5, 2012 Mr. Cervantes had been the Chief Executive Officer of TRIG Acquisition 1. For over 25 years Mr. Cervantes has accumulated extensive experience in diversified businesses in the public markets with proven strengths in corporate finance, strategic advisory and corporate communications. Formed in 2002, Trilogy is a New York-based financial services group engaged in merchant banking and strategic advisory services. His experience includes M&A, APOs, strategic communications and reorganization of middle-market companies. As both as a principal and a financial services professional, Mr. Cervantes has facilitated a significant number of corporate finance transactions. In 2011, Mr. Cervantes co-founded TRIG Capital Partners, LLC, a New York-based private equity firm engaged in a consolidation business model in various sectors. Mr. Cervantes is also partner in China 360° Solutions, LLC which is engaged in the provision of forensic due diligence, financial advisory and strategic communications for publicly held U.S. listed Chinese companies. Mr. Cervantes is a graduate of Webster University in St. Louis where he received a Bachelor of Arts degree.

Prior to his work with Trilogy, Mr. Cervantes was engaged in the reorganization and recapitalization of distressed middle market companies serving as interim CEO for a number of public and private entities facilitating Chapter 11s, Chapter 7s and out-of-court reorganizations.

Mr. Cervantes is qualified to serve on our Board of Directors because of his experience with public companies.

Dimitri Villard, 67, Director. Dmitri Villard has been a director of the Company since July 2012. Mr. Villard has been Chairman and Chief Executive Officer of Peer Media Technologies, Inc., an Internet technology business, since February 2009. Peer Media Technologies, Inc. changed its name from ARTISTdirect, Inc. in May 2010. Prior to that, Mr. Villard served as Interim Chief Executive officer since March 6, 2008 and as a director since January 2005. Mr. Villard has also served as President and a director of Pivotal BioSciences, Inc., a biotechnology company, since September 1998. In addition, since January 1982 to present, he has served as President and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. From 2004 to 2008 Mr. Villard served as Chairman of the Board of Dax Solutions, Inc., an entertainment industry digital asset management venture. He is also a member of the Executive Committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a B.A. from Harvard University and a Master of Science degree from China International Medical University.

Mr. Villard is qualified to serve on our board of directors due to his extensive experience managing public and private companies in a wide variety of industries including medicine, investment banking, entertainment and technology services.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company will secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

ITEM 6.	EXECUTIVE COMPENSATION

Since January, 2012, the Company’s executive officers and directors have received cash remuneration for advisory services. Our prior President and director, Mr. Peter Goldstein has received one million shares of Common Stock in exchange for services provided to the Company.

The following table shows for the period ended December 31, 2011, the compensation awarded (earned) or paid by the Company to its named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

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On April 12, 2012, the Company executed a Stock Purchase Agreement with Trilogy Capital Partners, Inc. (“Trilogy Capital”) and Robert Lee, our Director. Pursuant to the Stock Purchase Agreement, the Company sold (i) 1,000,000 shares of its Common Stock, $0.001 par value per share, at a price of $0.001 per share to Trilogy Capital, and (ii) 1,000,000 shares of its Common Stock, at a price of $0.001 per share to Robert Lee. The Company received proceeds of $2,000 and will use the net proceeds for general corporate purposes. Our former Chief Executive Officer and current officer and Director, A.J. Cervantes, owns a 100% equity interest in Trilogy Capital.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)

David Danhi Chief Executive Officer of Grilled Cheese	2011	$65,000	$0	$0	$0	$65,000

David Horin Chief Financial Officer of Grilled Cheese	2011	$0	$0	$0	$0	$0

Brian Pallas President of Franchise Operations of Grilled Cheese	2011	$0	$0	$0	$0	$0

Robert Lee Executive Chairman	2011	$0	$0	$0	$0	$0

Peter Goldstein President (1)(5)	2011	$0	$0	$0	$0	$0

Alfonso J. Cervantes Chief Executive Officer, President, Secretary, Treasurer (2)(5)	2011	0	0	0	0	0

Norman Kunin Chief Financial Officer (3)(5)	2011	0	0	0	0	0

Jon Gundlach Chief Operating Officer (4)(5)	2011	0	0	0	0	0

1)	Mr. Goldstein resigned as President in April 2012.
2)	Mr. Cervantes will resign as Chief Executive Officer on October 18, 2012.
3)	On December 13, 2011, Norman A. Kunin resigned from the position of Chief Financial Officer of the Company.
4)	On November 14, 2011, Jon Gundlach resigned as the Chief Operating Officer and as a director of the Company.
5)	Represents executive compensation for Trig Acquisition 1, Inc.

Employment Agreements

On July 16, 2012, the Company entered into an employment agreement (the “Lee Employment Agreement”) with Robert Y. Lee to serve as the Executive Chairman of the Company.  The agreement stipulates that Mr. Lee will work no fewer than twenty (20) hours per week.  In addition, the parties agreed that Mr. Lee shall not engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, or any business which the Company contemplates conducting or intends to conducts.

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Pursuant to the terms of the Lee Employment Agreement, the Company will pay Mr. Lee $120,000 annually. In addition, Mr. Lee will receive reimbursement for all reasonable expenses which Lee incurs during the course of performance under the Employment Agreement. In addition to his annual compensation, the Company paid Mr. Lee a signing bonus of $80,000, of which $40,000 has already been paid and $40,000 will be paid at or before the final closing of the Offering. The term of the Lee Employment Agreement is for eighteen months. Mr. Lee can terminate the Employment Agreement after four months with 30 days notice. The Company can terminate the Employment Agreement upon notice to Mr. Lee.

On October 18, 2012, the Company entered into an employment agreement (the “Danhi Employment Agreement”) with David Danhi. The agreement stipulates that Mr. Danhi will work no fewer than (40) hours per week. Pursuant to the terms of the Danhi Employment Agreement, the Company will pay Mr. Danhi $150,000 annually. In addition, Mr. Danhi will receive reimbursement for all reasonable expenses which Danhi incurs during the course of performance under the Danhi Employment Agreement. The term of the Danhi Employment Agreement is for three years. Mr. Danhi can terminate the Employment Agreement after four months with 30 days notice. The Company can terminate the Danhi Employment Agreement upon notice to Mr. Danhi.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)             Any of our directors or officers;

(B)             Any proposed nominee for election as our director;

(C)             Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D)             Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

On December 31, 2009, the Company issued 1,000,000 shares of Common Stock to its founder, Mr. Peter Goldstein, having a fair value of $1,000 ($0.001/share) in exchange for founder services in connection with setting up and forming the Corporation. Mr. Goldstein was the Founder, President and Director of the Company, and is currently a shareholder and Financial Advisor to the Company. In addition, Mr. Goldstein is the founder, Chairman and CEO of Grandview Capital Advisors, Inc. and Grandview Capital Partners, Inc.

On April 12, 2012, the Company executed a Stock Purchase Agreement with TRIG Group LLC and Robert Lee, our Director. Pursuant to the Stock Purchase Agreement, the Company sold (i) 1,000,000 shares of its Common Stock, $0.001 par value per share, at a price of $0.001 per share to TRIG Capital, and (ii) 1,000,000 shares of its Common Stock, at a price of $0.001 per share to Robert Lee.  Mr. Cervantes who serves as our Chief Executive Officer and Director owns a 50% interest in the Company as a beneficial shareholder of Trilogy Capital Partners.

On July 16, 2012, the Company entered into an Employment Agreement with Robert Y. Lee, a director of the Company, to serve as the Executive Chairman of the Company.  Pursuant to the terms of the Employment Agreement, the Company will pay Mr. Lee $120,000 annually. In addition to his annual compensation, the Company paid Mr. Lee a signing bonus of $80,000, of which $40,000 has already been paid and $40,000 will be paid at or before the final closing of the Offering.

On July 16, 2012, the Company entered into the TRIG Capital Advisory Agreement with TRIG Capital Group, LLC whose members are A.J. Cervantes, an officer and a director of the Company, Robert Lee, the Executive Chairman and a director of the Company and Peter Goldstein, a shareholder and Financial Advisor to the Company. Pursuant to the TRIG Capital Advisory Agreement, TRIG Capital will provide the Company with foreign and domestic marketing services, management advice and support regarding operations, administrative services, and assist with business development as required by the Company.  In addition, TRIG Capital will assist management in establishing its franchising operations and assisting in the sale of these franchises. As compensation for such services, the Company granted TRIG Capital a warrant to purchase 1,500,000 shares of Common Stock of the Company.  The TRIG Warrant is exercisable until July 16, 2017, with an exercise price of $2.00 per share, or may be exercised on a cashless basis.  In addition to the warrant, the Company will pay TRIG Capital a cash bonus of ten (10) percent of the purchase price of any franchises that TRIG Capital may sell on behalf of the Company after the Share Exchange for a period of five (5) years. A.J. Cervantes has investment power over the securities held by TRIG Capital Group. Inc.

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On July 16, 2012 the Company entered into the Investor Relations Agreement with Trilogy, whose principal shareholder is A.J. Cervantes, an officer and a director of the Company. The parties agreed to an eighteen month contract, whereby Trilogy would provide the Company with the services to develop and implement a proactive financial communications program designed to increase the investor awareness of the Company in the investment community. In addition, Trilogy will assist the Company in preparing and disseminating investor relations documents, materials, and Company presentations, including press releases, online communications, and the Company’s website. The Company will pay Trilogy $10,000 per month for these services. In addition, the Company paid Trilogy $25,000 as an engagement fee. Additionally, the Company paid Trilogy $40,000 at the Initial Closing and will pay an additional $40,000 at or before the final closing of the Offering.

On July 16, 2012, the Company entered into the Grandview Advisory Agreement with Grandview, whose majority shareholder is Peter Goldstein, an affiliate of our Company. Pursuant to the Grandview Advisory Agreement, Grandview Capital will provide the Company primarily with assistance and advice in seeking out a potential merger or acquisition partner or target. The Company will pay Grandview Capital $10,000 per month for a period of 18 months. In the event that the Company enters into any transaction involving a sale of the Company or the sale of any substantial or material assets within 36 months of the date of the Grandview Advisory Agreement, Grandview Capital will receive a fee between two (2%) to ten (10%) percent of the total transaction, depending on the transaction value, as defined in the Grandview Advisory Agreement. Additionally, the Company paid Grandview Capital a cash success fee of $40,000 upon a consummation of the Initial Closing and will pay an additional cash success fee of $40,000 at or before the final closing.

On August 15, 2012, the Company entered into an agreement (the “Chord Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Chord Agreement, Chord will provide the Company with comprehensive outsourced accounting solutions. The Company will pay Chord $6,250 per month for a period of 12 months. In addition, on September 1, 2012, the Company granted Chord 100,000 warrants with a term of three (3) years and an exercise price of $20.00. Our Chief Financial Officer, David Horin, is the President of Chord.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

ITEM 8.	LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

ITEM 9.	MARKET PRICE AND DIVIDENDS ON THE REGISTANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no established public trading market for our Common Stock. As of the date of this Report, there are outstanding options and warrants to purchase 2,425,000 shares of Common Stock of the Registrant.

Record Holders

As of October 18, 2012, there were approximately 68 shareholders of record holding a total of 8,442,500 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

On October 18, 2012, the Company completed an Initial Closing of a “best efforts” private offering for total gross proceeds to us of $1,050,000. After deducting for placement agent fees and expenses, the Company paid $500,000 to the Minority shareholder as part of the Share Exchange, with remainder of the proceeds to be used by the Company to further develop our products and operations, for working capital and other general corporate purposes.

ITEM 11.	DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 1,000,000 is designated as Series A Preferred stock. As of October 18, 2012, 8,442,500 shares of our Common Stock and no shares of our Series A Preferred Stock were issued and outstanding.

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Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Our Series A Preferred Stock shall automatically be converted into shares of Common Stock upon the earlier of (i) one year from the date of initial issuance of any shares of the Series A Preferred Stock or (ii) the effectiveness of a registration statement filed with the Securities and Exchange Commission covering the resale of Common Stock issued by the Company in its next PIPE transaction (the “PIPE”).  In the event of mandatory conversion pursuant to (i), the Series A Preferred Stock shall be converted at a conversion rate equal to $0.50 per share of Common Stock of the Company, par value $0.001 per share.  In the event of a mandatory conversion pursuant to (ii), the conversion rate shall be equal to 50% of the price per share of Common Stock (or Common Stock equivalents) sold in the PIPE.  In addition, upon the initial closing of the PIPE, the holders of the Series A Preferred Stock may elect to convert the Preferred Stock into securities of like kind sold in the PIPE at a conversion rate of 50% of the price per share of Common Stock (or Common Stock equivalents) sold in the PIPE.

Holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends, at the rate of ten percent (10%) per annum of the original issue price per year, which shall be payable, in cash or in stock, at the Company’s option, upon conversion of the Series A Preferred Stock. Additionally, the Series A Preferred Stock carries anti-dilution rights upon certain issuances up to 24 months from the date of issuance.

10% Convertible Senior Secured Notes

On October 18, 2012, the Company had an initial closing for a private placement offered for a principal amount of $1,050,000 of 10% Convertible Senior Secured Notes. The Notes have a maturity date of October 18, 2015 and bear 10% interest, payable in cash or in Common Stock of the Company, which such form of payment shall be made at Company’s sole discretion. All accrued interest shall be paid upon conversion of the Notes. The Notes are subject to (i) an optional conversion into shares of the Company’s Common Stock at the note holder’s election following the date upon which the Company’s registration statement is declared effective with the Securities and Exchange Commission (“SEC”) or (ii) a mandatory conversion thirty-six (36) months from the date of issuance of the Notes. The shares of Common Stock issuable upon conversion of the Notes shall equal: (i) the principal amount of the Note and the accrued interest thereon (if the Company elects to pay such interest in Shares of Common Stock) divided by (ii) $1.00. The Notes are secured by the assets of the Company.

12% Convertible Senior Secured Notes

On July 9, 2012 the Company completed a bridge financing for $512,500 principal amount of 12% Senior Secured Notes (the “Bridge Notes”). The Bridge Notes have a maturity date of April 8, 2013 (the “Maturity Date”) and bear interest at twelve percent (12%) per annum, payable on the last day of every fiscal quarter commencing June 30, 2012 and continuing through the Maturity Date. On the day of the final closing of the Offering, the Bridge Notes will convert into shares of the Company’s Common Stock at a price equal to 33.3% of the conversion price of the Notes.

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On February 1, 2011, the Company sold 250,000 shares of Series A Convertible Preferred Stock, par value of $0.001 per share, for $125,000 cash ($0.50/share sales price) and paid offering cost of $6,842. On February 15, 2011, the Company sold 150,000 shares of Series A Convertible Preferred Stock, par value of $0.001 per share, for $75,000 cash ($0.50/shares sales price). In accordance with the terms of the Series A Preferred Stock these shares automatically converted into Common Stock on February 1, 2012 and February 15, 2012, respectively. On July 5, 2012, these shareholders agreed to sell back to the Company the 400,000 shares of Common Stock that they received from the conversion of Series A Preferred Stock in exchange for 12% Senior Secured Notes offered in the Bridge Financing.

Warrants

As of October 18, 2012, we had 525,000 warrants to purchase 525,000 shares of our common stock at an exercise price of $2.00 outstanding. These warrants are exercisable through October 18, 2015. We also have outstanding 100,000 warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00, exercisable through September 1, 2015. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

We also have 1,800,000 warrants to purchase 1,800,000 shares of our common stock at an exercise price of $2.00 outstanding, or may be exercised on a cashless basis. These warrants are exercisable through July 16, 2017. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange on October 18, 2012, A.J. Cervantes submitted a resignation letter pursuant to which each resigned as Chief Executive Officer of the Company, effective immediately.  Mr. Cervantes remains as President, Secretary, Treasurer and Director of the Company. The resignation of Mr. Cervantes was not in connection with any known disagreement with us on any matter.

On the same day, our Board of Directors appointed David Danhi to serve as our Chief Executive Officer and Director, David Horin as our Chief Financial Officer, and Brian Pallas as our President of Franchise Operations effective immediately at the closing of the Share Exchange.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement by and between TRIG Acquisition 1, Inc., GCT, Inc., Grilled Cheese, Inc., Michele Grant, and David Danhi dated October 18, 2012 (1)
4.1	Form of Note (1)
4.2	Form of Warrant (1)
10.1	Registration Rights Agreement by and between TRIG Acquisition 1, Inc. and Michele Grant, dated October 18, 2012 (1)
10.2	Form of Subscription Agreement (1)
10.3	Form of Registration Rights Agreement (1)
10.4	Danhi Employment Agreement (1)
10.5	Chord Advisor Agreement (1)
10.6	PBNJ Advisory Agreement (1)
10.7	Amendment to TRIG Capital Group, LLC Advisory Agreement (1)
10.8	Clark Group Agreement
99.1	Consolidated Financial Statements for the nine months ended September 30, 2012, and the years ended December 31, 2011 and 2010.
99.2	Pro Forma Financial Information

(1)	Incorporated herein by reference to the exhibit of the same number to the original 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIG ACQUISITION 1, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes
President

Date: December 11, 2012

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